EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") by and among R&B Falcon Corporation, a Delaware corporation ("RBF"), R&B Falcon Management Services, Inc., a wholly owned subsidiary of RBF (the "Company"), and Jan Rask (the "Executive"), dated this 15th day of July, 2002, but effective as of July 16, 2002 (the "Effective Date").

     WHEREAS, RBF and the Company desire to induce the Executive to enter into an employment arrangement with RBF and the Company in order to have the benefit of the Executive's services from and after the Effective Date and the Company has agreed to provide compensation and benefits to the Executive in consideration of the Executive's agreement to become employed by the Company; and

     WHEREAS, the Executive desires to enter into an employment arrangement with RBF and the Company and to perform services for the Company and serve as Chief Executive Officer and President of RBF for the compensation and benefits described herein; and

     WHEREAS, it is anticipated that RBF will transfer its deep-water business to one or more subsidiaries of Transocean Inc. and seek to effect a registered public offering of common stock of RBF, in which it is currently expected that Transocean Inc. and its subsidiaries will be the sole seller of shares; and

     NOW, THEREFORE, in consideration of the promises, terms and provisions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Employment Period

     The Company hereby agrees to employ the Executive and the Executive hereby accepts such employment, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of the Effective Date (the "Initial Term"). The Initial Term (and each subsequent Renewal Term (defined herein)) shall be extended automatically for an additional one (1)-year period (a "Renewal Term") unless written notice that this Agreement will not be renewed is given by either party to the other at least six (6) months prior to the expiration of the Initial Term or any Renewal Term (collectively, the Initial Term and any Renewal Term shall be referred to as the "Employment Period").

2.   Terms of Employment

     (a) Duties. During the Employment Period, the Executive shall serve in the capacity of Chief Executive Officer and President of RBF. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and RBF and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement and reasonable duties, consistent with and normal for the position, given to the Executive by the Board of Directors of RBF (the "Board") from time to time, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, provided that such service has been approved by the Board, (ii) deliver lectures or fulfill speaking engagements and (iii) manage personal investments, so long as all such activities described in clauses (i), (ii) and (iii) do not significantly interfere with the performance of the Executive's responsibilities as the Chief Executive Officer and President in accordance with this Agreement.

     (b) Compensation. The Executive shall be entitled to receive the compensation set forth below in consideration for his services during the Employment Period.

          (i)  Base  Salary.  The  Executive shall receive an annual base salary
               -----------
               ("Annual Base Salary"), of five hundred thirty thousand dollars ($530,000), which shall be paid to the Executive in equal semi-monthly installments throughout the year, consistent with normal payroll practices of the Company. During the Employment Period, the Annual Base Salary shall be reviewed at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase, and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

          (ii) Bonus.  The  Executive  may receive an annual discretionary bonus
               -----
               (the "Bonus") that is (A) based on the terms and conditions of a bonus plan adopted for similarly situated executives and (B) subject to the attainment of certain performance objectives, such performance objectives and their achievement to be determined annually by the Board, in its sole discretion. The Bonus shall be payable upon determination by the Board of Executive's percentage achievement of the performance targets established by the Board. The Bonus shall be calculated by multiplying the Executive's percentage of attained objectives times an amount equal to a percentage of the Executive's Annual Base Salary for the respective year as established by the Board (the "Annual Target Bonus"); provided that, for each year of the Initial Term, the Annual Target Bonus shall be no less than seventy percent (70%) of the Executive's Annual Base Salary. Notwithstanding the foregoing, if the Executive is eligible for a Bonus for a partial calendar year of employment, the amount of the Bonus shall be prorated and calculated based on the Annual Base Salary actually received by the Executive for such partial calendar year of employment.

         (iii) IPO  Option.  Effective  as  of  the  closing date of the first
               -----------
               registered underwritten public offering completed after the Effective Date to purchase common stock of RBF ("Common Stock") (the "IPO"), the

               Executive shall, if he is then employed hereunder, receive a non-qualified option to purchase two percent (2%) of the aggregate number of the then outstanding shares of Common Stock of all classes; provided that the option shall be solely to purchase the same class of shares purchased by the public in the IPO which currently is expected to be Class A Common Stock (the "Public Common Stock") (it being understood that Transocean Inc. and its subsidiaries are currently expected to hold Class B Common Stock which will, among other things, be entitled to voting rights at least five (5) times as great as the voting rights of the Public Common Stock) (the "IPO Option"). The exercise price of the IPO Option shall be equal to the price to the public of the Public Common Stock sold (or other class sold) in the IPO on the closing date of the IPO (the "IPO Date"). The IPO Option shall be subject to (A) expiration on the tenth anniversary of the IPO Date or, if earlier, 90 days after the Executive's Date of Termination (as defined in Section 3(g) or
               Section 4(b)) and (B) incremental exercisability of the IPO Option at the rate of thirty-three and one-third percent (33 1/3%) of the shares subject to the IPO Option per year on the first (1st), second (2nd) and third (3rd) anniversaries of the IPO Date so that cumulatively after the end of the third (3rd) anniversary of the IPO Date, one hundred percent (100%) of the IPO Option shall be exercisable. The Executive must be in continuous employment with RBF and the Company from the IPO Date through the date of exercisability of each installment in order for the IPO Option to become exercisable with respect to additional shares on each such date, except as otherwise provided in this Agreement. The IPO Option shall be subject to (A) an employee stock option plan to be adopted by RBF ("Stock Incentive Plan"), (B) a stock option award document containing terms consistent with the foregoing and (C) such other terms, consistent with the foregoing, to be established by the administrative committee of such Stock Incentive Plan, including, but not limited to, any restrictions on the Executive's ability to sell, transfer or dispose of shares of Public Common Stock acquired upon exercise of the IPO Option following the IPO Date or the date of any underwritten registration of the offering of the Public Common Stock.

               Further, without limiting the generality of any other provision hereof, nothing in this Agreement shall limit or restrict RBF from (A) taking any action in connection with the separation of its shallow-water from its deep-water business on the terms determined by Transocean Inc. (including, without limitation, the dividend or other transfer of deep-water related assets from
               RBF), (B) entering into any arrangement (including separation arrangements, corporate governance arrangements, tax sharing arrangements, registration rights agreements, transition services agreements, all of which may be on the terms specified by Transocean Inc.), (C) amending the Charter, Bylaws and other governing documents to provide for, among other things, protections for Transocean Inc. and granting it consent and other rights not available to other shareholders,

               (D) effecting the sale of securities to Transocean Inc. on terms that Transocean Inc. determines, (E) varying the terms of the IPO from those described herein, or (F) restricting the ability of RBF to compete with Transocean Inc., it being specifically understood by the parties hereto that any of such actions or other actions taken by RBF in connection with any IPO (including the decision not to effect the IPO), restructuring, any disposition transactions or otherwise shall not constitute Good Reason, as defined in Section 4(b), or otherwise a breach of this Agreement.

          (iv) IPO  Restricted  Stock.  If  the Executive is employed on the IPO
               ---------------------
               Date he shall receive as of that date a number of restricted shares of Public Common Stock (the "IPO Restricted Stock") equal to the quotient obtained by dividing the Incentive Amount by the IPO Price Per Share.

               The IPO Restricted Stock shall contain forfeiture restrictions that shall lapse on the third anniversary of the IPO Date, subject to the Executive's continuous employment with RBF and the Company through that date. The Restricted Stock shall be awarded subject to (A) the Stock Incentive Plan, (B) a restricted stock award document containing terms consistent with the foregoing, and (C) such other terms, consistent with the foregoing, to be established by the administrative committee of such Stock Incentive Plan.

               For purposes of this Agreement, the following terms shall have the meanings indicated:

               "Estimate Date" shall mean the first to occur of (A) the IPO Date, (B) the closing date of a Whole Company Sale (C) the date the Executive gives notice of an Approved Termination pursuant to
               Section 3(a)(i), or (D) 90 days after the Date of Termination without Cause pursuant to Section 3(e).

               "Incentive  Amount"  shall  mean  the  excess,  if  any,  of  (A)
               $9,387,000  multiplied  by  the  Adjustment  Ratio,  over  (B)
               $1,043,000.

               "IPO Price Per Share" shall mean the price to the public of the Public Common Stock sold in the IPO on the IPO Date.

               "Adjustment Ratio" shall mean the quotient (calculated to the nearest five decimal places) obtained by dividing (A) the excess, if any of (I) the Index Value as of the Estimate Date over (II) the Index Value as of Effective Date by (B) the Index Value as of the Effective Date.

               "Applicable Stock" shall mean the common stock (or equivalent in the event of a noncorporate entity) of each of the following:
               Pride International, Inc., Ensco International Incorporated, Patterson-UTI

               Energy, Inc., Rowan Companies, Inc. and Grey Wolf, Inc. (each of such companies being referred to as an "Issuer").

               "Market Capitalization" on any day shall mean, with respect to any Applicable Stock, the product obtained by multiplying (a) the Market Value of such Applicable Stock on such day by (b) the number of outstanding shares of all Applicable Stock as last reported in a filing with the Securities and Exchange Commission.

               "Index  Value"  on  any  day  shall  mean  the  sum of the Market
               Capitalization of the Applicable Stocks on such day (i.e., the sum of the Market Capitalization of the common stock of Pride International, Inc., plus the Market Capitalization of the common stock of Ensco International Incorporated, plus the Market Capitalization of the common stock of Patterson-UTI Energy, Inc., plus the Market Capitalization of the common stock of Rowan Companies, Inc., plus the Market Capitalization of the common stock of Grey Wolf, Inc.) divided by the sum of the number of outstanding shares of all Applicable Stock as last reported in a filing with the Securities and Exchange Commission.

               "Market Value" of any Applicable Stock on any day shall mean the average of the high and low reported sales prices regular way of a share of such Applicable Stock on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such Applicable Stock on such Trading Day, in either case on the New York Stock Exchange or, if the shares of such Applicable Stock are not quoted on the New York Stock Exchange on such Trading Day, on the Nasdaq National Market, or if the shares of such Applicable Stock are not quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such Applicable Stock in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected by RBF, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day (including without limitation because such Applicable Stock is not publicly held (whether because an Issuer of such Applicable Stock has been acquired by a third party in an acquisition (an "Issuer Acquisition") or otherwise) or because such Applicable Stock has been reclassified, converted or exchanged into cash, securities or other property), the market value of a share of such Applicable Stock as determined by the Board of Directors of the Company; provided that (a) the "Market Value" of any share of Applicable Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to the Applicable Stock shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board of Directors of the Company and (b) the "Market Value" of any share of Applicable Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of Applicable Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to the Applicable Stock in shares of the Applicable Stock shall be appropriately adjusted as determined by the Board of Directors of the Company to reflect such subdivision, combination, dividend or distribution. In the case of an Issuer Acquisition such Issuer's Applicable Stock shall be removed from the determination of Market Value for both the Effective Date and the Estimate Date; provided, however, that if there occurs an aggregate of two or more of any combination of Issuer Acquisitions (excluding an Issuer Acquisition in which an Issuer is acquired by another Issuer) or Issuer Bankruptcies (as defined herein), then the parties shall retain the remaining Applicable Stock in the determination of Market Value for both the Effective Date and the Estimate Date but shall add any additional companies as Issuers as shall be determined by Simmons & Company International (or if Simmons & Company International does not accept such assignment, as determined by a mutually agreeable investment banking firm with experience in the oilfield service industry). In making such determination, Simmons & Company International shall seek to choose companies to be included as Issuers in order to have the calculation of Market Value as most appropriately as possible reflect the U.S. Gulf of Mexico shallow-water and inland barge drilling business. Any number of additional Issuers (including zero) may be included by Simmons & Company International, but the total number of Issuers, including Issuers already determined hereunder, may not exceed five. The costs of Simmons & Company International shall be paid by the Company. An Issuer shall be deleted from the determination of Market Value for all periods if such Issuer declares bankruptcy under applicable federal bankruptcy laws (an "Issuer Bankruptcy"). In addition, the Board may make other changes to the determination of Market Value not inconsistent with the foregoing that it deems fair and equitable under the circumstances.

               "Trading Day" shall mean each weekday other than any day on which securities are not traded on the New York Stock Exchange or the Nasdaq National Market or in the over-the-counter market.

          (v)  Whole  Company Sale. If during the Initial Term, but prior to the
               --------------------
               occurrence of an IPO or notice of an Approved Termination, either 90% of the stock of RBF is sold to an unrelated third party (or merger or other business combination that results in less than 90% of the stock of RBF not being beneficially owned by Transocean) or at least 90% (by number of rigs) of the RBF jackups and barges that are currently in the U.S. Gulf of

               Mexico and which currently are included in Transocean's Gulf of Mexico Shallow and Inland Water Segment are sold to an unrelated third party (a "Whole Company Sale") while the Executive is employed hereunder, the Executive shall be entitled to a cash payment equal to the greater of (A) 0.25% of the proceeds (net of all expenses directly associated with the sale) of the sale of those assets and liabilities expected by Transocean on the date hereof to be included in RBF at the IPO Date (the "Hypothetical IPO Company"), or (B) the Incentive Amount. The assets and liabilities of the Hypothetical IPO Company shall include the assets and liabilities of Transocean's Gulf of Mexico Shallow and Inland Water Segment as constituted on the date hereof together with any corporate level assets or liabilities expected by Transocean to be allocated to the Hypothetical IPO Company as adjusted to take into account the results of operations of the Hypothetical IPO Company through the date of such sale, including acquisitions of assets and the incurrence of liabilities. In the event the consideration for a Whole Company Sale is not cash, then the value of such consideration shall be determined in good faith by the Board. The amount due under this Section 2(b)(v) shall be paid within forty-five (45) days after the closing of the Whole Company Sale. In the event of a Whole Company Sale, the provisions of Sections 2(b)(iii) and 2(b)(iv) shall no longer apply, other than for purposes of using the necessary definitions to determine the Incentive Payment.

          (vi) Stock  Options.  The Executive shall be eligible to receive stock
               -------------
               option awards, in the discretion of the Board, pursuant to the terms of the Stock Incentive Plan. The Board shall review the Executive's eligibility to receive awards at least annually.

         (vii) Incentive, Savings and Retirement Plans. The Executive shall be
               -------------------------------------------
               entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other senior executives of the Company; provided, however, that the Executive shall not be eligible to participate in plans covering senior executives of Transocean and its affiliates other than RBF and the Company.

        (viii) Welfare  Benefit  Plans.  The Executive and/or the Executive's
               ----------------------
               family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, supplemental disability and supplemental life insurance plans and programs) to the extent applicable generally to other senior executives of the Company.

          (ix) Club  Membership.  The  Company  shall  pay for, or reimburse the
               ---------------
               Executive for the payment of, monthly dues for a club membership as selected by the Executive.

          (x)  Office  and  Support Staff. The Executive shall be entitled to an
               -------------------------
               office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to other senior executives of the Company.

          (xi) Vacation.  The  Executive  shall  be entitled to paid vacation in
               --------
               accordance with the most favorable plans, policies, programs and practices of the Company as in effect for other senior executives of the Company, provided that the Executive shall be entitled to at least six (6) weeks of paid vacation each twelve (12)-month period.

         (xii) Tax  Preparation.  Company  shall  pay  for,  or  reimburse the
               ----------------
               Executive for, the cost of preparation of his annual Federal income tax return.

        (xiii) Right  to  Change Plans. The Company shall not be obligated to
               ------------------------
               institute, maintain or refrain from changing, amending or discontinuing any benefit plan, program or fringe benefit, so long as such changes are similarly applicable to senior executives of the Company generally.

3.   TERMINATION OF EMPLOYMENT

     (a)  Nonoccurrence of the IPO.

          (i) If during the eighteen (18) month period after the Effective Date (the "Waiting Period") neither an IPO nor a Whole Company Sale occurs (the "IPO Nonoccurrence"), then the Executive may voluntarily terminate his employment for any reason during the ninety (90)-day period immediately following the expiration of the Waiting Period ("Approved Termination").

          (ii) In the event of an Approved Termination, the Executive shall receive (A) the Incentive Amount payable in cash within forty-five (45) days of the Date of Termination as defined in
               Section 3(g), (B) if Section 4 is not applicable, continued payment of the Annual Base Salary, at the rate then in effect, through the expiration of the Initial Term, and (C) all other benefits to which the Executive has a vested right at the time, according to the provisions of the governing plan or program. The Company agrees that, if Section 4 is not applicable, the Incentive Amount payable under this Section 3(a)(ii) shall not be less than the amount necessary to cause the Incentive Amount plus the aggregate Annual Base Salary under clause (B) of the preceding sentence to total one million dollars ($1,000,000).

     (b)  Death or Disability.

          (i) The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Board determines, in good faith, that a Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with RBF and the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with RBF on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to mental or physical illness, which is determined to be total and permanent by a physician selected by RBF or the Company or their insurers and acceptable to the Executive or the Executive's legal representative.

          (ii) In the event of a termination due to death or Disability, the Executive shall receive (A) upon the Date of Termination, the unpaid Annual Base Salary, at the rate then in effect, accrued through the Date of Termination, (B) any Bonus to which the Executive is entitled, payable after the Board determines whether the performance objectives have been met for the relevant calendar year, and (C) all other benefits to which the Executive has a vested right at the time, according to the provision of the governing plan or program. In addition, any IPO Option shall become fully exercisable as of the Date of Termination and remain exercisable for its term and any IPO Restricted Stock shall become fully vested as of the Date of Termination. The Executive's beneficiaries shall be entitled to participate in all applicable benefit plans and programs in accordance with the eligibility provisions thereof.

     (c)  Voluntary  Termination  by  Executive.

          (i) The Executive may voluntarily terminate his employment during the Employment Period at any time by giving the Board ninety (90) days' advance Notice of Termination, as defined in Section 3(f) of this Agreement.

          (ii) In the event of a voluntary termination by the Executive (other than a Qualifying Termination within eighteen (18) months of a Change in Control (as provided in Section 4) or a termination pursuant to Section 3(a)), the Executive shall receive (A) upon the Date of Termination, the unpaid Annual Base Salary, at the rate then in effect, accrued through the Date of Termination, (B) any Bonus to which the Executive is entitled, payable after the Board determines whether the performance objectives have been met for the relevant calendar year, and (C) all other benefits to which the Executive has a vested right at the time, according to the provision of the governing plan or program. The Executive must provide a Notice of Termination at least ninety (90) days prior to the Date of Termination in order to receive the Bonus under this Section 3(c)(ii).

     (d)  Termination  for  Cause.

          (i) The Board may terminate the Executive's employment at any time during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

               A. The willful and continued failure of the Executive to perform substantially the Executive's duties, typical for the position, with RBF and the Company (other than any such failure resulting from incapacity due to physical or mental illness) or any reasonable duties assigned or reasonable orders given to the Executive by the Board from time to time, after a written demand for performance is delivered to the Executive by the Board, which specifically identifies the manner in which the Board of Directors believes that the Executive has not substantially performed the Executive's duties;

               B. The willful engagement by the Executive in illegal conduct, gross misconduct, dishonesty or self-dealing with the Company, RBF or any of RBF's affiliates, which results from a willful act or omission or from gross negligence and that is materially and demonstrably injurious or reasonably likely to become materially injurious to the Company, RBF or any of RBF's affiliates;

               C. The conviction of the Executive by a court of competent jurisdiction of any felony or a crime involving moral turpitude; or

               D. The Executive's breach of the confidentiality or noncompetition provisions of this Agreement or any other material breach of the Executive's obligations hereunder.

               For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Parent Board or upon the instructions of the Chief Executive Officer of Transocean or based upon the advice of counsel for the Company or Parent shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company, RBF and RBF's affiliates. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Parent Board at a meeting of the Parent Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Parent Board), finding that, in the good faith opinion of the Parent Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail. As used in this Section, "Parent Board" means the board of directors of Transocean, except that in the event that an IPO occurs or Transocean no longer owns 50% or more of the Outstanding RBF Voting Securities (as defined in Section 4(c)(i)), then Parent Board shall mean the Board of Directors of RBF.

          (ii) For purposes of this Agreement, RBF's affiliates shall include any company controlled by, controlling or under common control with RBF.

         (iii) In the event of termination for Cause, the Executive shall receive the unpaid Annual Base Salary, at the rate then in effect, accrued through the Date of Termination, and the Executive shall immediately thereafter forfeit all rights and benefits (other than vested benefits) he would otherwise have been entitled to receive under this Agreement. The Executive will lose any right to supplemental benefits provided by RBF and the Company, including, but not limited to, retirement benefits. RBF and the Company thereafter shall have no further obligations under this Agreement.

     (e)  Involuntary  Termination  other  than  for  Cause.

          (i) The Company may terminate the Executive's employment other than for Cause at any time during the Employment Period.

          (ii) In the event of involuntary termination other than for Cause, upon the Date of Termination, the Executive shall receive (A) the unpaid Annual Base Salary otherwise payable to the Executive for the remaining Employment Period, (B) any Bonus to which the Executive is entitled, payable after the Board determines whether the performance objectives have been met for the relevant calendar year, (C) if the date of termination precedes both the IPO Date and the closing date of a Whole Company Sale, a cash payment equal to the Incentive Amount; provided, however, that if a binding agreement to effect a Whole Company Sale is in effect on the Date of Termination or at any time within ninety (90) days thereafter, and if the Whole Company Sale occurs pursuant to such binding agreement, the Executive shall receive the amount calculated under Section 2(v), and the amount payable under this clause (C) shall be paid within forty-five (45) days after the closing of a Whole Company Sale or cancellation or revocation of a binding agreement or, if no binding agreement for a Whole Company Sale applies, then the amount shall be paid within ninety-five (95) days after the Date of Termination pursuant to Section 3(g), (D) immediate vesting of any IPO Option and continued exercisability of such IPO Option through the full term of the option, (E) immediate vesting of any IPO Restricted Stock, and (F) all other benefits to which the Executive has a vested right at the time, according to the provisions of the governing plan or program.

     (f) Notice of Termination. Any voluntary termination by the Executive or termination by RBF for Cause shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined in Section 3(g)) is other than the date of receipt of such notice, specifies the termination date. The failure by RBF to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Cause shall not waive any right of RBF hereunder or preclude RBF from asserting such fact or circumstance in enforcing its rights hereunder.

     (g) Date of Termination. "Date of Termination" means (i) if the Executive voluntarily terminates his employment, the date specified in the notice; (ii) if the Executive's employment is terminated by RBF for Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; (iii) if the Executive's employment is terminated by RBF other than for Cause or by the Executive for the nonoccurrence of the IPO within the waiting period, the Executive's last day as an active employee of RBF and the Company; or (iv) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.

4.   CHANGE  IN  CONTROL

     (a) Employment Termination in Connection with a Change in Control. In the event of a Qualifying Termination (as defined below) within the eighteen (18)-month period immediately following a Change in Control (as defined in Section 4(c)), in lieu of all other benefits provided to the Executive under the provisions of this Agreement, the Executive shall receive the following severance benefits (hereinafter referred to as the "Severance Benefits"):

          (i) An amount equal to three (3) times the Executive's "annual compensation" for the year of termination. For purposes of this
               Section 4(a)(i), "annual compensation" means the sum of (A) the Executive's

               Annual  Base  Salary  in effect as of the Date of Termination and
               (B) the Executive's Annual Target Bonus for the year of termination, or, if greater, the highest Bonus paid to the Executive under this Agreement during the most recent thirty-six
               (36)  month  period;

          (ii) Any Bonus to which the Executive is entitled, payable after the Board determines whether the performance objectives have been met for the relevant calendar year;

         (iii) A continuation of the welfare benefits of medical insurance, dental insurance, disability insurance and life insurance for three (3) full years after the Date of Termination. These benefits shall be provided to the Executive at the same premium cost and at the same coverage level, as in effect as of the Date of Termination. However, in the event the premium cost and/or level of coverage shall change for all employees of RBF and the Company, the cost and/or coverage level, likewise, shall change for the Executive in a corresponding manner.

               The continuation of these welfare benefits shall be discontinued prior to the end of the three (3) year period in the event the Executive has available substantially similar benefits from a subsequent employer, as determined by the Board or its designee.

               Upon the termination of these welfare benefits, the Executive shall be provided a COBRA continuation election under RBF's or the Company's group health plans;

          (iv) Immediate vesting of any IPO Option and continued exercisability of such IPO Option through the full term of the option; and

          (v)  Immediate  vesting  of  any  IPO  Restricted  Stock.

               For purposes of this Agreement, a Qualifying Termination shall mean a termination of the Executive's employment by RBF other than for Cause (as provided in Section 3(e) herein) or by the Executive for Good Reason (as defined in Section 4(b)).

     (b) Definition of "Good Reason." For purposes of this Agreement, "Good Reason" shall mean:

          (i) The removal of the Executive from the position of Chief Executive Officer and President or the assignment to the Executive of any duties materially inconsistent with the Executive's position with RBF and the Company;

          (ii) The relocation of the Executive's principal place of employment to a location more than fifty (50) miles from the Executive's principal place of employment as of the date immediately preceding the relocation; or

          (iii) A reduction by RBF and the Company in the Executive's Annual Base Salary, as in effect on the Effective Date or as the same may be increased from time to time, in the amount of twenty-five percent (25%) or more.

               The foregoing notwithstanding, the parties hereto agree that the failure of the IPO to occur shall not constitute Good Reason (as defined in this Section 4(b)). With respect to a termination by the Executive for Good Reason, the "Date of Termination" means the Executive's last day as an active employee of RBF and the Company.

     (c) Definition of "Change in Control." A Change in Control of RBF shall be deemed to have occurred as of the first (1st) day any one or more of the following conditions shall have been satisfied:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares representing 20% or more of the combined voting power of the then outstanding voting securities of RBF entitled to vote generally in the election of directors (the "Outstanding RBF Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:
               (A) any acquisition directly from RBF, (B) any acquisition by RBF (it being understood that an acquisition by an acquiror of greater than 20% of the Outstanding RBF Voting Securities directly from RBF shall not prevent such acquiror from causing a subsequent Change in Control if it thereafter acquires an additional 20% of the Outstanding RBF Voting Securities in a transaction that would otherwise constitute a Change of Control),
               (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by RBF or any corporation or other entity controlled by RBF, (D) any acquisition by any corporation or other entity pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 4(c)(iii), (E) an acquisition of securities effected in connection with a distribution of any class of Common Stock of RBF to shareholders of Transocean Inc. in a transaction (including any distribution in exchange for shares of capital stock or other securities of Transocean Inc.) intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision (a "Tax-Free Spin-Off"), (F) any acquisition by Transocean Inc. or any of its affiliates excluding RBF and its subsidiaries (collectively, "Transocean"), (G) any acquisition from Transocean pursuant to a public offering of securities registered under a registration statement filed with the Securities and Exchange Commission, or (H) any acquisition immediately following which Transocean has beneficial ownership of at least 50% or more of the Outstanding RBF Voting Securities; provided that any such acquisition that, but for this clause (H), would otherwise constitute a Change of Control under this Section 4(c)(i) shall be deemed to be a Change in Control at the time that Transocean no longer has beneficial ownership of at least 50% or more of the Outstanding RBF Voting Securities, if such individual, entity or group that made such acquisition continues to own 20% or more of the Outstanding RBF Voting Securities following such time that Transocean no longer has such beneficial ownership;

          (ii) Individuals who, as of the date hereof, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this Section 4, any individual becoming a director subsequent to the date hereof whose election, or nomination for election by RBF's shareholders, was approved by either (A) a vote of at least a majority of the directors then comprising the Incumbent Board or (B) Transocean, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than either Transocean or the Board;

         (iii) Consummation of a reorganization, merger, conversion or consolidation or sale or other disposition of all or substantially all of the assets of RBF (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding RBF Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns RBF or all or substantially all of RBF's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding RBF Voting Securities, (B) no Person (excluding Transocean and any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of RBF or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation or other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

          (iv) Approval by the shareholders of RBF of a complete liquidation or dissolution of RBF other than in connection with the transfer of all or substantially all of the assets of RBF to Transocean or to an affiliate or a subsidiary of RBF and in connection with such transfer the Executive is offered the opportunity to continue his employment on substantially the same terms as provided in this Agreement including, without limitation, the Change in Control provisions of this Section 4; or

          (v) A "Change of Control" of Transocean, as defined in Section 6.10 of the Long-Term Incentive Plan of Transocean, as amended and restated as of January 1, 2000, which occurs while Transocean owns 50% or more of the Outstanding RBF Voting Securities.

          Notwithstanding the foregoing, no Business Combination between Transocean and RBF and its subsidiaries or between RBF and its own subsidiaries shall constitute a Change in Control under Section 4(c) of this Agreement.

5.   CERTAIN  ADDITIONAL  PAYMENTS

     (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company, RBF or any of its affiliates, to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5) (a "Payment") would be subject to the excise tax imposed by Code Section 4999 or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a
          "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 5(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed one hundred and ten percent (110%) of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

     (b) Subject to the provisions of Section 5(c), all determinations required to be made under this Section 5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young, L.L.P. or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations to RBF, the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by RBF or the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 5, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon RBF, the Company and the Executive. As a result of the uncertainty in the application of Code
          Section 4999 at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") consistent with the calculations required to be made hereunder. In the event that RBF or the Company exhausts its remedies pursuant to Section 5(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

     (c) The Executive shall notify RBF and the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise RBF and the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty
          (30)-day period following the date on which it gives such notice to RBF and the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If RBF or the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) Give RBF and the Company any information reasonably requested by RBF and the Company relating to such claim;

          (ii) Take such action in connection with contesting such claim as RBF or the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by RBF or the Company;

         (iii) Cooperate with RBF and the Company in good faith in order effectively to contest such claim; and

          (iv) Permit RBF and the Company to participate in any proceedings relating to such claim;

          provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
          Section 5(c), RBF and the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as RBF or the Company shall determine; provided, however, that if RBF or the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, RBF's and the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to RBF's or the Company's complying with the requirements of Section 5(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and RBF or the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by RBF or the Company and for which the Executive may qualify, nor, subject to Section 12(h), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company, RBF or any of RBF's affiliates. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with the Company, RBF or any of RBF's affiliates at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program, or contract or agreement except as explicitly modified by this Agreement.

7.   NONCOMPETITION.

     (a) The Executive shall not for a period (the "Restricted Period") of (i) one (1) year after the Date of Termination for a termination of employment described in Section 3 of this Agreement or (ii) eighteen
          (18) months after the Date of Termination for a Qualifying Termination that occurs within the eighteen (18)-month period immediately following a Change in Control, engage in Competition with the Company, RBF, or any of RBF's affiliates. For purposes of this Section 7, "Competition" shall mean the Executive's engaging in or otherwise being a director, officer, employee, principal, agent, shareholder, member, investor, consultant, associate, owner or partner of, or permitting his name to be used in connection with the activities of any business or organization that is primarily engaged in the offshore or inland marine contract drilling industry in direct competition with the Company, RBF or any of RBF's affiliates, but shall not preclude the Executive's becoming the registered or beneficial owner of up to two percent (2%) of any class of capital stock of any such corporation which is registered under the Securities Exchange Act of 1934, as amended, provided the Executive does not actively participate in the business of such corporation until the end of the Restricted Period.

     (b) The Executive acknowledges that he will derive significant value from RBF's and the Company's agreement in Section 9 to provide the Executive with that confidential information to enable the Executive to optimize the performance of the Executive's duties to RBF. The Executive further acknowledges that his fulfillment of the obligations contained in this Agreement, including, but not limited to, the Executive's obligation neither to disclose nor to use RBF's and the Company's confidential information other than for RBF's and the Company's exclusive benefit and the Executive's obligation not to compete contained in clause (a) above, is necessary to protect RBF's and the Company's confidential information and, consequently, to preserve the value and goodwill of RBF and the Company. The Executive further understands that the foregoing restrictions may limit his ability to engage in certain businesses anywhere in the world during the period provided for in clause (a), but acknowledges that the Executive will receive sufficiently high remuneration and other benefits under this Agreement to justify such restrictions. The Executive acknowledges the time, geographic and scope limitations of the Executive's obligations under clause (a) above are reasonable, especially in light of RBF's and the Company's desire to protect its confidential information, and that the Executive will not be precluded from gainful employment if the Executive is obligated not to compete with RBF, any of RBF's affiliates and the Company during the period as described above.

It is expressly understood and agreed that RBF, the Company and the Executive consider the restrictions contained in this Section 7 to be reasonable and necessary to protect the proprietary information of RBF and the Company. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

8. NONSOLICITATION. The Executive shall not for a period of (i) one (1) year after the Date of Termination for a termination of employment described in
Section 3 of this Agreement or (ii) eighteen (18) months after the Date of Termination for a Qualifying Termination that occurs within the eighteen
(18)-month period immediately following a Change in Control solicit for employment or employ any employee of the Company, RBF or any of RBF's affiliates.

9. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company, RBF and RBF's affiliates, all secret or confidential information, knowledge or data relating to the Company, RBF or any of RBF's affiliates, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company, RBF or any of RBF's affiliates and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with RBF and the Company, the Executive shall not, without the prior written consent of RBF and the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than RBF, the Company and those designated by them. The parties hereto agree and acknowledge that, as of the Effective Date, RBF and the Company have provided the Executive with secret or confidential information, knowledge or data described in this Section 9, and that RBF and the Company will continue to provide such information, knowledge or data during the Employment Period.

10.  ENFORCEMENT  AND  REMEDIES.

     (a) The Executive acknowledges that money damages would not be sufficient remedy for any breach of Sections 7, 8 and 9 by the Executive, and that RBF and the Company shall be entitled to enforce the provisions of such Sections 7, 8, and 9 by terminating any payments then owing to the Executive under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of Sections 7, 8 and 9, but shall be in addition to all remedies available at law or in equity to RBF and the Company, including without limitation, the recovery of damages from the Executive and the Executive's agents involved in such breach and remedies available to RBF and the Company pursuant to this and other agreements with the Executive.

     (b) Any controversy or claim arising out of or relating to this Agreement or breach of this Agreement, other than claims entitling the claimant to injunctive relief or claims or disputes arising from a violation or alleged violation by the Executive of the provisions of Sections 7, 8, or 9 shall be settled exclusively by final and binding arbitration in Houston, Texas, in accordance with the Employment Arbitration Rules of the American Arbitration Association (the "AAA"), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within thirty (30) days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AAA. The selection process shall be that which is set forth in the AAA Employment Arbitration Rules then prevailing, except that, if the parties fail to select an arbitrator from one or more panels, the AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected. The costs of the arbitrator shall be borne by both parties equally. Notwithstanding the foregoing, the arbitrator may require attorney expenses to be paid by the nonprevailing party. Either party may appeal the arbitration award and judgment thereon and, in actions seeking to vacate an award, the standard of review to be applied to the arbitrator's findings of fact and conclusions of law will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury. This agreement to arbitrate shall not preclude the parties from engaging in voluntary, non-binding settlement efforts including mediation.

     (c) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or its affiliated companies may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. With respect to claims which arise from and after the date of a Change in Control, the Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under this Agreement (including, but not limited to, as a result of any contest by the Executive about the amount of any payment pursuant to Section 4 or 5 of this Agreement), plus in each case interest on any delayed payment at the applicable Federal short-term rate provided for in Section 7872(f)(2)(A) of the Code.

11.  SUCCESSORS.

     (a) This Agreement is assignable by RBF and the Company, without the consent of the Executive, to any affiliate of Transocean Inc. in the event that RBF determines to conduct its shallow-water or inland barge business in or through an entity other than RBF.

     (b) This Agreement is personal to the Executive and without the prior written consent of RBF or the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (c) This Agreement shall inure to the benefit of and be binding upon RBF and the Company and its respective successors and assigns.

     (d) As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any respective successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

12.  MISCELLANEOUS.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If  to  RBF:


               R&B  Falcon  Corporation
               4  Greenway  Plaza
               Houston,  Texas  77046
               Attention:  General  Counsel

               If  to  the  Company:

               R&B  Falcon  Management  Services,  Inc.
               4  Greenway  Plaza
               Houston,  Texas  77046
               Attention:  General  Counsel

               If  to  the  Executive:

               Jan  Rask
               5  Wexford  Court
               Houston,  Texas  77024

          or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) The Executive hereby represents and warrants that the execution and performance of this Agreement is not in violation of any existing agreement to which he is a party.

     (d) RBF hereby absolutely, irrevocably and unconditionally guarantees the full payment and performance of all obligations of the Company under this Agreement as the same may be hereafter amended from time to time by RBF, the Company, and the Executive. RBF's guarantee and undertakings hereunder shall continue in force until all of the Company's obligations under this Agreement and all of RBF's obligations have been duly performed.

     (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (f) RBF and the Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (g) The Executive's, RBF's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive, RBF or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (h) The Executive, RBF and the Company acknowledge that this Agreement supersedes any prior agreements or understandings, oral or written, between the Executive, RBF and the Company, with respect to the subject matter hereof and constitutes the entire agreement of the parties with respect thereto.

     (i) This Agreement shall not be varied, altered, modified, canceled, changed or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and RBF and the Company have caused these presents to be executed in its name on its behalf, all as of this 15th day of July, 2002, but effective as of the Effective Date.

                                   /s/  Jan  Rask
                                   ---------------------------------------------
                                   Jan  Rask

                                   R&B FALCON CORPORATION



                                   By: /s/  Eric Brown
                                      ------------------------------------------
                                      Eric Brown
                                      Vice President

                                   R&B FALCON MANAGEMENT SERVICES, INC.


                                   By: /s/  Greg Cauthen
                                      ------------------------------------------
                                      Greg Cauthen
                                      Vice President